CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Emerald Acquisition Corporation for the quarter ending September 30, 2009, I, Zhide Jiang, President, Chief Executive Officer and Chief Financial Officer of Emerald Acquisition Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ending September 30, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such quarterly report of Form 10-Q for the quarter ending September 30, 2009, fairly represents in all material respects, the financial condition and results of operations of Emerald Acquisition Corporation

Date: November 16, 2009

EMERALD ACQUSITION CORPORATION

By:	/s/ Zhide Jiang
Zhide Jiang
President, Chief Executive Officer and Chief Financial Officer